Bank of America 2Q14 Financial Results July 16, 2014

2Q14 Results 2 ____________________ 1 Amounts may not total due to rounding. 2 FTE basis. Represents a non-GAAP financial measure. 3 Represents a non-GAAP financial measure. On a GAAP basis, net interest income; total revenue, net of interest expense; pre-tax, pre-provision earnings; income before income taxes; and income tax expense were $10.0B, $21.7B, $3.2B, $2.8B, and $504MM, respectively, for 2Q14. For reconciliations of these measures to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2Q14 Net interest income 2, 3 $10.2 Noninterest income 11.7 Total revenue, net of interest expense 2, 3 22.0 Noninterest expense 18.5 Pre-tax, pre-provision earnings 2, 3 3.4 Provision for credit losses 0.4 Income before income taxes 2, 3 3.0 Income tax expense 2, 3 0.7 Net income $2.3 Diluted earnings per share $0.19 Average diluted common shares (in billions) 11.3 Summary Income Statement ($B, except EPS) 1 • 2Q14 net income of $2.3B, or $0.19 per diluted share, included pre-tax litigation expense of $4.0B, or $0.22 per share after-tax

Balance Sheet Highlights

$ in billions, except for share amounts; end of period balances	2Q14	1Q14	2Q13
Balance Sheet			
Total assets	$2,170.6	$2,149.9	$2,123.3
Total loans and leases	911.9	916.2	921.6
Total deposits	1,134.3	1,133.7	1,080.8
Long-term debt	257.1	254.8	262.5
Preferred stock	14.8	13.4	14.2
Per Share Data			
Tangible book value per common share [1]	$14.24	$13.81	$13.32
Book value per common share	21.16	20.75	20.18
Common shares outstanding (in billions)	10.52	10.53	10.74
Capital			
Tangible common shareholders' equity [1]	$149.7	$145.5	$143.1
Tangible common equity ratio [1]	7.14 %	7.00 %	6.98 %
Common shareholders' equity	$222.6	$218.5	$216.8
Common equity ratio	10.25 %	10.17 %	10.21 %
Returns			
Return on average assets	0.42 %	n/m	0.74 %
Return on average common shareholders' equity	3.68	n/m	6.55
Return on average tangible common shareholders' equity [1]	5.47	n/m	9.88

- Total assets increased $20.7B from 1Q14, driven by increased repo activity and higher securities balances
- Total loans and leases declined $4.3B from 1Q14, due principally to reductions in our discretionary residential mortgage portfolio, which included $2.1B in bulk sales of nonperforming loans
  - Excluding residential mortgage, consumer loans increased slightly as total U.S. credit card balances grew $1.3B and securities-based lending to our wealth management clients increased $1.8B, while home equity continued to decline
  - Commercial loan growth was mostly offset by reductions in commercial real estate and certain large paydowns in the quarter
- Deposits remain at record levels
- Issued $1.5B of preferred stock during 2Q14
- Tangible book value per share increased to $14.24 [1] and tangible common equity ratio grew to 7.14% [1], driven by earnings as well as improvement in accumulated other comprehensive income (AOCI) from increasing value of debt securities

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
n/m = not meaningful

Bank of America
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Regulatory Capital [1]

Basel 3 Transition (under Standardized approach) [2]		
$ in billions	2Q14	1Q14
Common equity tier 1 capital	$153.6	$150.9
Risk-weighted assets	1,282.7	1,282.1
Common equity tier 1 capital ratio	12.0 %	11.8 %
Tier 1 capital ratio	12.5	11.9
Tier 1 leverage ratio	7.7	7.4

Basel 3 Fully Phased-in			
$ in billions	2Q14	1Q14	Required Minimum [3]
Common equity tier 1 capital [4]	$137.2	$130.1	
Risk-weighted assets (under Standardized approach) [4]	1,437.0	1,447.4	
Common equity tier 1 capital ratio (under Standardized approach) [4]	9.5 %	9.0 %	8.5% by 2019
Bank Holding Company SLR [5]	> 5.0	~ 5.0	5% by 2018
Bank SLR [5]	> 6.0	> 6.0	6% by 2018

Basel 3 Transition (under Standardized approach) [2]

- Common equity tier 1 capital (CET1) ratio was 12.0% in 2Q14

Basel 3 Fully Phased-in [4]

- CET1 capital increased $7.0B from 1Q14 on earnings, AOCI improvement and lower capital deductions
- Under the fully phased-in Standardized approach, the estimated CET1 ratio increased to 9.5% in 2Q14 from 9.0% in 1Q14
- Under the fully phased-in Advanced approaches, the estimated CET1 ratio increased to 9.9% in 2Q14 from 9.6% in 1Q14

Supplementary Leverage Ratio (SLR) [3,5]

- In connection with the final U.S. rule and proposed NPR issued on April 8, 2014, on a fully phased-in basis, we estimate our bank holding company SLR is above the 5% required minimum and both primary bank subsidiaries are in excess of the 6% required minimum

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 24.
[2] On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting CET1 capital and Tier 1 capital.
[3] The fully phased-in 8.5% CET1 capital ratio minimum includes the 2.5% capital conservation buffer, 0% countercyclical buffer and an estimated 1.5% SIFI buffer (based on the Financial Stability Board's "Update of group of global systemically important banks (G-SIBs)" issued on November 11, 2013). The 5.0% Bank Holding Company SLR minimum includes the 2.0% leverage buffer.
[4] Represents a non-GAAP financial measure. See slide 22 tor reconciliations.
[5] Includes the estimated increase to the supplementary leverage exposure as proposed by banking regulators on April 8, 2014. The ratio is measured using quarter-end tier 1 capital calculated under Basel 3 on a fully phased-in basis. The denominator is calculated as the simple average of the sum of on-balance sheet assets and certain off-balance sheet exposures, including, among other items, derivatives and securities financing transactions, at the end of each month in the quarter.

Bank of America 4

Funding and Liquidity 5 Global Excess Liquidity Sources ($B) 2 • Long-term debt increased $2.3B from 1Q14, which includes the $7.6B issuance that settled on April 1, 2014 – Long-term debt yields declined 12bps from 1Q14, primarily driven by lower new issuance spreads – Parent long-term debt issuance expected to be less than contractual maturities of $13B during the second half of 2014 3 • Global Excess Liquidity Sources 2 of $431B, up $4B from 1Q14, driven by increased liquidity at our bank subsidiaries – Parent company liquidity remained strong at $92B – Time to Required Funding 4 at 38 months 1 Includes consolidated variable interest entities, some of which are securitizations that consolidate into our bank entities, and other non-holding company long-term debt. 2 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. 3 Parent company debt maturities are defined as maturities of senior or subordinated debt issued by Bank of America Corporation. Remaining contractual maturities of $13B include $3B of structured note maturities. 4 Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 2Q13 through 2Q14, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements such as the previously announced BNY Mellon private-label securitization settlement. 1Q14 TTF is adjusted for the FHFA settlement. Including the $7.6B long-term debt issuance unsettled as of 1Q14, TTF for 1Q14 would have been 37 months. Long-term Debt ($B) Time to Required Funding (months) 4 $342 $359 $376 $427 $431 $0 $100 $200 $300 $400 $500 2Q13 3Q13 4Q13 1Q14 2Q14 Parent company Bank subsidiaries Other regulated entities 200 196 194 192 194 16 15 16 25 27 46 44 40 38 36 $262 $255 $250 $255 $257 $0 $100 $200 $300 2Q13 3Q13 4Q13 1Q14 2Q14 Parent company Bank Other 32 35 38 35 38 20 25 30 35 40 45 2Q13 3Q13 4Q13 1Q14 2Q14 1

Net Interest Income 6 • Reported NII of $10.2B, down $0.1B from 1Q14 • Excluding market-related adjustments, NII of $10.4B declined $0.2B from 1Q14, and the net interest yield declined 10bps to 2.26% Drivers included: – Lower consumer loan balances and lower loan yields – Seasonal decline in trading NII Partially offset by: – One additional interest accrual day • The balance sheet continues to be asset sensitive and positioned for NII to benefit as rates move higher, particularly on the short- end of the curve ____________________ 1 FTE basis. Represents a non-GAAP financial measure. On a GAAP basis, reported NII was $10.0B, $10.1B, $10.8B, $10.3B and $10.5B for 2Q14, 1Q14, 4Q13, 3Q13 and 2Q13, respectively. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2 NII on a FTE basis excluding market-related adjustments represents a non-GAAP financial measure. Market-related adjustments of premium amortization expense and hedge ineffectiveness were ($0.2)B, ($0.3)B, $0.2B, $0.0B and $0.4B for 2Q14, 1Q14, 4Q13, 3Q13 and 2Q13, respectively. Reported Net Interest Income (NII) ($B) 1 NII Excluding Market-related Adjustments ($B) 1, 2 $10.8 $10.5 $11.0 $10.3 $10.2 2.35% 2.33% 2.44% 2.29% 2.22% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 2Q13 3Q13 4Q13 1Q14 2Q14 Net interest income Net interest yield $10.4 $10.5 $10.8 $10.6 $10.4 2.28% 2.35% 2.39% 2.36% 2.26% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 2Q13 3Q13 4Q13 1Q14 2Q14 Net interest income Net interest yield

13.2 13.6 13.1 1.0 2.3 1.6 1.4 0.5 6.0 4.0 $16.0 $22.2 $18.5 $0 $5 $10 $15 $20 $25 2Q13 1Q14 2Q14 All Other Retirement-eligible costs LAS (excl. litigation) Litigation Expense Highlights ____________________ 1 Represents a non-GAAP financial measure. LAS noninterest expense was $5.2B, $7.4B and $2.5B in 2Q14, 1Q14 and 2Q13, respectively. LAS mortgage-related litigation expense was $3.8B, $5.8B and $215MM in 2Q14, 1Q14 and 2Q13, respectively. 2 Represents a non-GAAP financial measure. • Total noninterest expense of $18.5B in 2Q14 declined $3.7B from 1Q14 – Litigation expense of $4.0B, down $2.0B from 1Q14 – 1Q14 included annual retirement-eligible incentive compensation costs of $1.0B • Litigation expense in 2Q14 driven by $3.8B net increase in reserves for previously disclosed legacy mortgage-related matters, including the AIG settlement • Noninterest expense, excluding litigation and retirement-eligible costs 2, declined $0.7B from 1Q14, due primarily to lower revenue-related incentive compensation – Lower LAS expenses, and to a lesser extent New BAC cost savings, drove $1.0B decline compared to 2Q13 • FTE headcount down 2.3% from 1Q14, due primarily to reductions in LAS as well as Home Loans staff in response to lower mortgage originations over the past few quarters • Quarterly New BAC cost savings of $2.0B now expected to be achieved by 4Q14 • Quarterly LAS expense, excluding litigation, now expected to decline to $1.1B by 1Q15 Noninterest Expense ($B) Full-time Equivalent Employees (000's) 7 1 225.5 215.2 213.1 31.7 23.4 20.1 257.2 238.6 233.2 0 50 100 150 200 250 300 2Q13 1Q14 2Q14 FTEs (excluding LAS) LAS FTEs

$21.2 $19.4 $17.4 $16.6 $15.8 2.51x 2.90x 2.78x 2.95x 3.67x 0x 1x 2x 3x 4x 5x 6x $0 $5 $10 $15 $20 $25 2Q13 3Q13 4Q13 1Q14 2Q14 T h o u s a n d s Allowance for loans and leases Allowance/annualized net charge-offs $2.1 $1.7 $1.6 $1.4 $1.1 0.94% 0.73% 0.68% 0.62% 0.48% 0% 1% 2% 3% $0 $1 $2 $3 2Q13 3Q13 4Q13 1Q14 2Q14 Net charge-offs Net charge-off ratio ____________________ 1 Net charge-offs exclude write-offs of PCI loans of $160MM, $391MM, $741MM, $443MM and $313MM for 2Q14, 1Q14, 4Q13, 3Q13 and 2Q13, respectively. Including the write-offs of PCI loans, total annualized net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 0.55%, 0.79%, 1.00%, 0.92% and 1.07% for 2Q14, 1Q14, 4Q13, 3Q13 and 2Q13, respectively. 2 4Q13 includes $144MM of charge-offs associated with a clarification of regulatory guidance on the accounting for TDRs in the home loans portfolio. Excluding this impact, NCOs were $1.4B, NCO ratio was 62bps and the allowance/annualized NCOs ratio was 3.08x. 3 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 4 The allowance/annualized net charge-offs and PCI write-offs ratios were 3.20x, 2.30x, 1.89x, 2.30x and 2.18x, and the allowance (excluding PCI loans)/annualized net charge-offs ratios were 3.25x, 2.58x, 2.38x, 2.42x and 2.04x, which excludes valuation allowance on PCI loans of $1.8B, $2.1B, $2.5B, $3.2B and $3.9B for 2Q14, 1Q14, 4Q13, 3Q13 and 2Q13, respectively. Asset Quality Trends Continued to Improve 8 Net Charge-offs ($B) 1, 2 Allowance for Loans and Leases ($B) 2, 4 Provision for Credit Losses ($B) Consumer 30+ Days Performing Past Due ($B) 3 $1.2 $0.3 $0.3 $1.0 $0.4 $0.0 $0.5 $1.0 $1.5 2Q13 3Q13 4Q13 1Q14 2Q14 $7.0 $6.7 $6.6 $5.6 $5.2 $0 $3 $6 $9 2Q13 3Q13 4Q13 1Q14 2Q14 2Q14 included $0.2B recoveries from NPL sales; excluding this impact, NCOs were $1.3B and NCO ratio was 0.56% 2Q14 included $0.2B recoveries from NPL sales; excluding this impact, the allowance/annualized NCOs was 3.13x

Consumer & Business Banking (CBB)

$ in millions	2Q14	Inc/(Dec) 1Q14	2Q13
Net interest income [1]	$4,929	($22)	($105)
Noninterest income	2,444	(43)	44
Total revenue, net of interest expense [1]	7,373	(65)	(61)
Provision for credit losses	534	(278)	(433)
Noninterest expense	4,000	37	(184)
Income tax expense [1]	1,051	54	159
Net income	$1,788	$122	$397

Key Indicators ($ in billions)	2Q14	1Q14	2Q13
Average deposits	$543.6	$534.6	$522.2
Rate paid on deposits	0.06 %	0.07 %	0.12 %
Average loans and leases	$160.2	$162.1	$163.6
Client brokerage assets	105.9	100.2	84.2
Debit card purchase volumes	69.5	65.9	67.7
Mobile banking customers (MM)	15.5	15.0	13.2
Number of banking centers	5,023	5,095	5,328
Return on average allocated capital [2]	24.3 %	22.9 %	18.6 %
Allocated capital [2]	$29.5	$29.5	$30.0

Total U.S. consumer credit card [3] ($ in billions)	2Q14	1Q14	2Q13
Average outstandings	$88.1	$89.5	$89.7
Credit card purchase volumes	53.6	48.9	51.9
New card accounts (MM)	1.13	1.03	0.96
Net charge-off ratio	3.11 %	3.25 %	4.10 %
Risk-adjusted margin	8.97	9.49	8.41

- Net income of $1.8B, up 7% from 1Q14 and 29% from 2Q13
- Revenue was relatively flat vs. both comparative periods, as lower NII was partially offset by higher service charges
- Provision for credit losses declined vs. both 1Q14 and 2Q13, driven by continued improvement in credit quality
- Expenses down 4% from 2Q13 and up slightly vs. 1Q14
- Customer activity highlights:
  - Organic average deposit growth of $10.7B from 1Q14 and $24.5B from 2Q13
    - Rate paid on deposits declined to 6bps in 2Q14
  - Client brokerage assets increased to $106B in 2Q14, driven by improved market valuation and account flows
  - Mobile banking users reached 15.5MM; 10% of deposit transactions completed through mobile devices
  - Banking centers reduced to 5,023, down 72 from 1Q14
  - Issued over 1.1MM new total U.S. consumer credit cards, 65% to existing customers
    - Average total U.S. consumer credit card [3] balances decreased from 1Q14 due to seasonality; ending balances up $1.3B

[1] FTE basis.

[2] Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

[3] Total U.S. consumer credit card includes portfolios in CBB and GWIM. In 2Q14 and 1Q14, $3.2B and $3.3B, respectively, of the U.S. consumer credit card portfolio was included in GWIM with the remaining in CBB.

Bank of America

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Consumer Real Estate Services (CRES) [1]

$ in millions	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net interest income [2]	$697	($4)	($2)
Noninterest income	693	202	(723)
Total revenue, net of interest expense [2]	1,390	198	(725)
Provision for credit losses	(20)	(45)	(311)
Noninterest expense, excluding litigation [3]	2,094	(196)	(1,070)
Litigation expense	3,808	(2,031)	3,589
Income tax expense (benefit) [2]	(1,690)	245	(1,061)
Net loss	($2,802)	$2,225	($1,872)

Key Indicators ($ in billions)	2Q14	1Q14	2Q13
Average loans and leases	$88.3	$88.9	$90.1
Total home loan originations [4]:			
First mortgage	11.1	8.9	25.3
Home equity	2.6	2.0	1.5
Core production revenue [5]	0.3	0.3	0.9
Servicing income	0.4	0.4	0.7
First lien servicing portfolio (# loans in MM)	4.1	4.2	5.3
MSR, end of period (EOP)	4.1	4.6	5.8
Capitalized MSR (bps)	82	87	77
Serviced for investors (EOP, in trillions)	0.5	0.5	0.8
LAS expense (excluding litigation) [3]	1.4	1.6	2.3
60+ days delinquent first lien loans (000's)	263	277	492
LAS employees (000's) [6]	22.3	26.2	37.9

- 2Q14 net loss of $2.8B decreased $2.2B from 1Q14, driven primarily by lower litigation expense
- Total first-lien retail mortgage originations [4] increased 25% from 1Q14 to $11.1B
  - Origination pipeline at the end of 2Q14 was up 15% vs. 1Q14
- Core production revenue increased $45MM from 1Q14 and reflects improved volumes
- Servicing income was relatively flat vs. 1Q14, as lower servicing fees were offset by improved net MSR hedge results
- Representations and warranties provision of $87MM declined $91MM from 1Q14
- Provision for credit losses improved $45MM from 1Q14, driven by continued portfolio improvements
- LAS expense, excluding litigation [3], declined to $1.4B from $1.6B in 1Q14
  - 60+ days delinquent loans serviced dropped 14k from 1Q14 to 263k in 2Q14
- Total staffing declined 14% from 1Q14, due primarily to continued reductions in LAS, as well as actions taken in sales and fulfillment as refinance demand slowed

[1] CRES includes Home Loans and Legacy Assets & Servicing.
[2] FTE basis.
[3] Represents a non-GAAP financial measure. CRES noninterest expense was $5.9B, $8.1B and $3.4B in 2Q14, 1Q14 and 2Q13, respectively. CRES litigation expense was $3.8B, $5.8B and $219MM for 2Q14, 1Q14 and 2Q13, respectively. LAS noninterest expense was $5.2B, $7.4B and $2.5B in 2Q14, 1Q14 and 2Q13, respectively. LAS litigation expense was $3.8B, $5.8B and $215MM for 2Q14, 1Q14 and 2Q13, respectively.
[4] Home loan originations include loan production in CRES with the remaining first mortgage and home equity loan production primarily in GWIM.
[5] Core production revenue excludes representations and warranties provision.
[6] Includes other FTEs supporting LAS (contractors and offshore).

Bank of America

10

1,121 1,144 1,181 1,190 1,229 744 780 821 842 879 235 242 245 244 237 115 117 119 120 123 $2,215 $2,283 $2,366 $2,396 $2,468 $500 $1,000 $1,500 $2,000 $2,500 2Q13 3Q13 4Q13 1Q14 2Q14 Other client balances Assets under management Client deposits Loans and leases Global Wealth & Investment Management (GWIM) 11 ____________________ 1 FTE basis. 2 Includes Financial Advisors in CBB of 1,716, 1,598 and 1,587 at 2Q14, 1Q14 and 2Q13, respectively. 3 Financial Advisor Productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue divided by the total number of Financial Advisors (excluding Financial Advisors in CBB). Total revenue excludes corporate allocation of net interest income related to certain ALM activities. 4 Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 5 Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. Total Client Balances ($B, EOP) • Solid 2Q14 results included record revenue of $4.6B • Net income was $0.7B, and pre-tax margin was 25.1% • Record asset management fees drove noninterest income higher, despite lower transactional activity • Noninterest expense increased from 2Q13, reflecting higher revenue-related incentive compensation, other volume-related expenses and additional investments in technology and other areas to support business growth – Increase versus 1Q14 driven by higher revenue-related incentive compensation, litigation-related costs and marketing • Client balances grew to nearly $2.5T, driven by improved market valuation and net inflows – Long-term AUM flows of $11.9B, positive for the 20th consecutive quarter – Record period-end loans of $123B, up 3% from 1Q14 $ in millions Net interest income 1 $1,485 $0 ($20) Noninterest income 3,104 42 110 Total revenue, net of interest expense 1 4,589 42 90 Provision for credit losses (8) (31) 7 Noninterest expense 3,447 88 177 Income tax expense 1 426 (10) (59) Net income $724 ($5) ($35) Key Indicators ($ in billions) Long-term AUM flows $11.9 $17.4 $7.7 Liquidity AUM flows 0.1 (2.4) (0.7) Financial Advisors (in thousands) 2 15.6 15.3 15.8 Financial Advisor Productivity ($ in MM) 3 $1.06 $1.06 $1.01 Wealth Advisors (in thous nds) 2 16.7 16.5 17.0 Pre-tax margin 25.1% 25.6% 27.6 % Return on average allocated capital 4 24.3 24.7 30.6 Allocated capital 4 $12.0 $12.0 $10.0 Inc/(Dec) 2Q14 1Q14 2Q13 2Q14 1Q14 2Q13 5

Global Banking

$ in millions	2Q14	Inc/(Dec) 1Q14	2Q13
Net interest income [1]	$2,239	($63)	($13)
Noninterest income	1,940	(27)	54
Total revenue, net of interest expense [1]	4,179	(90)	41
Provision for credit losses	132	(133)	(31)
Noninterest expense	1,899	(129)	50
Income tax expense [1]	795	55	(34)
Net income	$1,353	$117	$56

Key Indicators ($ in billions)	2Q14	1Q14	2Q13
Average loans and leases	$271.4	$271.5	$255.7
Average deposits	258.9	256.4	226.9
Business Lending revenue	1.8	1.9	1.9
Global Transaction Services revenue	1.5	1.5	1.4
Return on average allocated capital [2]	17.5 %	16.2 %	22.6 %
Allocated capital [2]	$31.0	$31.0	$23.0
Net charge-off ratio	(0.04) %	(0.03) %	0.12 %
Reservable criticized	$9.5	$9.5	$10.6
Nonperforming assets	0.7	0.7	1.1

Corporation-wide IB Fees ($ in millions)	2Q14	1Q14	2Q13
Advisory	$265	$286	$262
Debt	891	1,025	987
Equity	514	313	356
Gross IB fees (incl. self-led)	1,670	1,624	1,605
Self-led	(39)	(82)	(49)
Net IB fees (excl. self-led)	$1,631	$1,542	$1,556

- Net income of $1.4B, up 9% from 1Q14 and 4% from 2Q13
- Maintained leadership position with $1.6B in corporation-wide investment banking fees (excluding self-led deals)
  - Record equity underwriting fees, up 44% from 2Q13
  - Ranked #2 globally in IB fees with 6.7% market share [3]
- Provision for credit losses declined $133MM from 1Q14
- Noninterest expense decreased $129MM vs. 1Q14, due to lower incentive compensation and business support expenses, and increased $50MM from 2Q13 driven primarily by higher litigation expense
- Average loans and leases of $271.4B, up $15.7B, or 6%, from 2Q13, due to growth in Commercial & Industrial, Commercial Real Estate and Leasing
  - Flat relative to 1Q14 due to reductions in commercial real estate and certain large paydowns
- Average deposits increased 14% from 2Q13 and 1% from 1Q14, benefitting from increased customer liquidity
- Return on average allocated capital increased to 17.5% from 16.2% in 1Q14

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
[3] Ranking per Dealogic as of July 1, 2014.

Bank of America
12

Global Markets

$ in millions	2Q14	Inc/(Dec) 1Q14	Inc/(Dec) 2Q13
Net interest income [1]	$952	($45)	($57)
Noninterest income	3,631	(384)	446
Total revenue, net of interest expense [1,2]	4,583	(429)	389
Provision for credit losses	19	0	35
Noninterest expense	2,862	(215)	92
Income tax expense [1]	601	(7)	123
Net income	$1,101	($207)	$139

Key Indicators ($ in billions)	2Q14	1Q14	2Q13
Average trading-related assets	$459.9	$437.1	$491.0
Average loans and leases	63.6	63.7	56.4
IB fees	0.8	0.7	0.7
Sales and trading revenue	3.5	4.2	3.5
Sales and trading revenue (excl. net DVA) [3]	3.4	4.1	3.4
FICC (excl. net DVA) [4]	2.4	2.9	2.3
Equities (excl. net DVA) [4]	1.0	1.2	1.2
Average VaR ($ in MM) [5]	51	71	69
Return on average allocated capital [6]	13.0 %	15.6 %	12.9 %
Allocated capital [6]	$34.0	$34.0	$30.0

- Net income of $1.1B increased 14% vs. 2Q13
- Revenue increased $389MM, or 9%, from 2Q13, driven by higher equity investment gains (not included in sales and trading) and increased investment banking fees
- Excluding net DVA [3,4], sales and trading revenue of $3.4B was relatively flat vs. 2Q13 and decreased $697MM, or 17%, vs. 1Q14
  - FICC revenue increased $117MM, or 5%, vs. 2Q13, driven by improved conditions in mortgages and munis, partially offset by a decline in FX and commodities
    - 2Q14 revenues decreased $576MM, or 20%, vs. 1Q14, following a seasonally stronger first quarter
  - Equities revenue decreased $162MM, or 14%, vs. 2Q13 and $121MM, or 11%, vs. 1Q14 as low volatility depressed secondary market volumes and client activity
- Noninterest expense declined $215MM from 1Q14; up $92MM from 2Q13 driven by investments in technology and staff support

[1] FTE basis.
[2] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure. During 1Q14, the management of structured liabilities and the associated DVA were moved into Global Markets from All Other to better align the performance risk of these instruments. As such, net DVA represents the combined total of net DVA on derivatives and structured liabilities. Prior periods have been reclassified to conform to current period presentation. Net DVA results were gains of $69MM, $112MM and $49MM for 2Q14, 1Q14 and 2Q13, respectively.
[4] For this presentation, sales and trading revenue excludes net DVA gains (losses), which represents a non-GAAP financial measure. Net DVA included in FICC revenue was gains (losses) of $56MM, $80MM and ($37)MM for 2Q14, 1Q14 and 2Q13, respectively. Net DVA included in equities revenue was gains of $13MM, $32MM and $86MM for 2Q14, 1Q14 and 2Q13, respectively.
[5] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $27MM, $37MM and $40MM for 2Q14, 1Q14 and 2Q13, respectively.
[6] Represents a non-GAAP financial measure. For important presentation information, see slide 24, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
13

All Other [1]

$ in millions	2Q14	Inc/(Dec) 1Q14	2Q13
Net interest income [2]	($76)	$74	($348)
Noninterest income	(78)	(537)	(375)
Total revenue, net of interest expense [2]	(154)	(463)	(723)
Provision for credit losses	(246)	(111)	(67)
Noninterest expense	431	(1,251)	(131)
Income tax expense (benefit) [2]	(466)	584	(119)
Net income	$127	$315	($406)

Key Indicators ($ in billions)	2Q14	1Q14	2Q13
Average loans and leases	$210.6	$217.4	$238.9
Average deposits	35.9	34.4	34.0
Book value of Global Principal Investments	1.1	1.3	2.2
Total BAC equity investment exposure	11.5	12.0	14.3

- Net income improvement from 1Q14 driven by the absence of the 1Q14 annual retirement-eligible incentive compensation costs and improvement in provision for credit losses, partially offset by lower equity investment gains
- Revenue was impacted by the following selected items:

$ in millions	2Q14	1Q14	2Q13
Equity investment income	$56	$674	$576
Gains on sales of debt securities	382	357	452
U.K. payment protection insurance provision [3]	(43)	(141)	(29)

- Provision improved from 1Q14, primarily driven by $0.2B of recoveries on bulk sales of nonperforming loans
- Noninterest expense decreased from 1Q14, driven by the absence of the 1Q14 annual retirement-eligible incentive compensation costs

[1] All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include Global Principal Investments and certain other investments. Additionally, All Other includes certain residential mortgage loans that are managed by LAS. During 1Q14, the management of structured liabilities and the associated DVA (previously referred to as fair value adjustments on structured liabilities) were moved into Global Markets from All Other to better align the performance risk of these instruments. Prior periods have been reclassified to conform to current period presentation.

[2] FTE basis.

[3] In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers.

Bank of America
14

Key Takeaways 15 • Business performance showed good progress – Solid client activity across all segments – Global Banking, Global Markets and Global Wealth & Investment Management grew revenue from 2Q13 – Consumer and Business Banking improved earnings 29% from 2Q13 – Legacy Assets and Servicing reduced delinquent loans and associated costs • Continued progress on legacy issues – Completed a definitive agreement with AIG  Resolves all outstanding RMBS litigation with AIG  AIG agreed to withdraw its objection to the Bank of New York Mellon PLS settlement (Article 77 Proceeding) – Increased reserves for previously disclosed legacy mortgage-related matters • Further strengthened capital and liquidity levels • Lowered costs to drive improved efficiency • Asset quality improved to decade lows

Appendix

Results by Business Segment

$ in millions	2Q14 Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1,2]	**$10,226**	$4,929	$697	$1,485	$2,239	$952	($76)
Card income	**1,441**	1,166	-	46	102	39	88
Service charges	**1,866**	1,091	-	19	680	76	-
Investment and brokerage services	**3,291**	62	-	2,642	36	540	11
Investment banking income (loss)	**1,631**	2	(1)	75	834	760	(39)
Equity investment income	**357**	41	-	1	-	259	56
Trading account profits (losses)	**1,832**	(1)	3	45	34	1,768	(17)
Mortgage banking income (loss)	**527**	-	606	1	-	-	(80)
Gains (losses) on sales of debt securities	**382**	-	7	-	-	(7)	382
Other income (loss)	**407**	83	78	275	254	196	(479)
Total noninterest income	**11,734**	2,444	693	3,104	1,940	3,631	(78)
Total revenue, net of interest expense [1,2]	**21,960**	7,373	1,390	4,589	4,179	4,583	(154)
Total noninterest expense	**18,541**	4,000	5,902	3,447	1,899	2,862	431
Pre-tax, pre-provision earnings (loss) [1,2]	**3,419**	3,373	(4,512)	1,142	2,280	1,721	(585)
Provision for credit losses	**411**	534	(20)	(8)	132	19	(246)
Income (loss) before income taxes [1,2]	**3,008**	2,839	(4,492)	1,150	2,148	1,702	(339)
Income tax expense (benefit) [1,2]	**717**	1,051	(1,690)	426	795	601	(466)
Net income (loss)	**$2,291**	$1,788	($2,802)	$724	$1,353	$1,101	$127

[1] FTE basis. FTE basis for the total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.
[2] For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America 17

Business Metrics Reflect Progress Consumer Metrics 18 Avg. Consumer and Business Banking Deposits ($B) and Rate Paid (bps) Mobile Banking Active Accounts (units in MM) 1 Banking Centers 5,594 5,328 5,023 3,000 4,000 5,000 6,000 2Q12 2Q13 2Q14 $72.2 $84.2 $105.9 $0 $20 $40 $60 $80 $100 $120 2Q12 2Q13 2Q14 $474 $522 $544 19 12 6 0 10 20 30 40 $0 $100 $200 $300 $400 $500 $600 2Q12 2Q13 2Q14 Average deposits Rate paid on deposits (bps) 782 957 1,128 59% 63% 65% 0% 25% 50% 75% 100% 0 300 600 900 1,200 2Q12 2Q13 2Q14 New card issuance % w/existing relationship 10.3 13.2 15.5 7% 10% 0% 5% 10% 15% 20% 0 5 10 15 20 2Q12 2Q13 2Q14 Mobile banking active accounts Mobile % of total deposit transactions 1,059 1,121 1,229 667 744 879 237 235 237 104 115 123 $2,067 $2,215 $2,468 $500 $1,000 $1,500 $2,000 $2,500 2Q12 2Q13 2Q14 Other client balances Assets under management Client deposits Loans and leases Merrill Edge Brokerage Assets ($B) Total U.S. Consumer New Card Issuance (units in 000’s) GWIM Client Balances ($B) 2 ____________________ 1 Mobile check deposits capability launched in mid-2012. 2 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

Business Metrics Reflect Progress Banking and Markets Metrics 19 ____________________ 1 FTE basis. Represents a non-GAAP financial measure. 2 Represents a non-GAAP financial measure. During 1Q14, the management of structured liabilities and the associated DVA were moved into Global Markets from All Other to better align the performance risk of these instruments. As such, net DVA represents the combined total of net DVA on derivatives and structured liabilities. Prior periods have been reclassified to conform to current period presentation. Net DVA results were gains (losses) of $69MM, $49MM and ($220)MM for 2Q14, 2Q13 and 2Q12, respectively. Amounts may not total due to rounding. 3 VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. 4 Source: Bloomberg and based on share of S&P 500. Market Share in U.S. Cash Equities 4 Avg. Global Banking Loans ($B) Global Banking Revenue ($B) 1 Sales & Trading Revenue (excl. DVA) ($B) 2 Avg. Global Banking Deposits ($B) Avg. Trading-related Assets ($B) and VaR ($MM) 3 13.5% 14.6% 14.8% 0% 4% 8% 12% 16% 2Q12 2Q13 2Q14 1.6 1.8 1.7 1.5 1.5 1.6 0.8 0.8 0.9 $3.9 $4.1 $4.2 $0 $1 $2 $3 $4 $5 2Q12 2Q13 2Q14 Commercial Bank Corporate Bank Investment Bank 2.5 2.3 2.4 0.8 1.2 1.0 $3.3 $3.4 $3.4 $0 $1 $2 $3 $4 2Q12 2Q13 2Q14 FICC Equities 150 158 181 63 69 78 $213 $227 $259 $0 $50 $100 $150 $200 $250 $300 2Q12 2Q13 2Q14 Noninterest-bearing Interest-bearing $460 $491 $460 $63 $69 $51 $0 $25 $50 $75 $100 $125 $150 $0 $100 $200 $300 $400 $500 $600 2Q12 2Q13 2Q14 Trading-related assets Avg VaR $220 $256 $271 $0 $100 $200 $300 2Q12 2Q13 2Q14

Representations and Warranties Exposure [1]

New Claim Trends (UPB)						
$ in millions	2Q13	3Q13	4Q13	1Q14	2Q14	Mix [2]
Pre 2005	$30	$48	$42	$96	$24	2 %
2005	37	207	278	74	72	7
2006	430	826	1,614	973	351	42
2007	561	303	1,826	50	1,948	45
2008	39	112	30	11	4	2
Post 2008	74	60	38	48	39	2
New Claims	$1,171	$1,556	$3,828	$1,252	$2,438	
% GSEs	40 %	32 %	10 %	12 %	4 %	
Rescinded claims	$409	$412	$471	$162	$255	
Approved repurchases	351	269	270	177	240	

2Q14, 1Q14 and 4Q13 include new claims of $1.9B, $0.9B and $2.7B submitted without individual loan file reviews

Outstanding Claims by Counterparty (UPB)					
$ in millions	2Q13	3Q13	4Q13	1Q14	2Q14
GSEs	$1,035	$998	$170	$124	$76
Private	13,826	14,649	17,953	18,604	20,551
Monolines	1,535	1,533	1,532	1,536	1,085
Total	$16,396	$17,180	$19,655	$20,264	$21,712

2Q14 includes outstanding claims of $6.8B submitted without individual loan file reviews

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)					
Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [3,4]	Commentary [3,5]
GSE - Whole loans	$1,118	$215			FHLMC and FNMA Agreements
Second-lien monoline	81	10			Completed agreements with Assured, Syncora, MBIA and FGIC
Whole loans sold	55	10			Reserves established
Private label (CFC issued)	409	102			BNY Mellon settlement received court approval and pending appeal
Private label (non CFC bank issued)	244	42			Reserves established; Included in RPL
Private label (3rd party issued)	176	43			Reserves established; Included in RPL
	$2,083	$422	$25.2	$12.1	

[1] Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods.

[2] Mix for new claim trends is calculated based on last four quarters.

[3] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, the applicable statute of limitations and a variety of judgmental factors.

[4] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at June 30, 2014, unchanged from March 31, 2014. The remaining RPL covers principally non-GSE exposures.

[5] Refer to pages 54-57 of the Corporation's 2013 Annual Report on Form 10-K on file with the SEC for additional disclosures.

Bank of America

20

Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage [1]				Home Equity [1]			
	2Q14		1Q14		2Q14		1Q14	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired Loans	As Reported	Excluding Purchased Credit-impaired Loans
Loans end of period	$237,136	$138,751	$242,977	$141,428	$89,499	$83,432	$91,476	$85,141
Loans average	241,432	141,735	245,562	143,336	90,568	84,375	92,592	86,160
Net charge-offs [2]	($35)	($35)	$127	$127	$239	$239	$302	$302
% of average loans	(0.06) %	(0.10) %	0.21 %	0.36 %	1.06 %	1.14 %	1.32 %	1.42 %
Allowance for loan losses	$3,214	$2,195	$3,502	$2,337	$3,694	$2,877	$4,054	$3,117
% of loans	1.36 %	1.58 %	1.44 %	1.65 %	4.13 %	3.45 %	4.43 %	3.66 %
Average refreshed (C)LTV [3]		66		66		71		70
90%+ refreshed (C)LTV [3]		15 %		15 %		26 %		26 %
Average refreshed FICO		735		732		746		745
% below 620 FICO		9 %		10 %		7 %		7 %

[1] Excludes FVO loans.
[2] Excludes write-offs of PCI loans of $70MM and $281MM related to residential mortgage and $90MM and $110MM related to home equity for 2Q14 and 1Q14. Net charge-off ratios including the PCI write-offs for residential mortgage were 0.06% and 0.67%, and for home equity were 1.46% and 1.81% for 2Q14 and 1Q14.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America
21

____________________ 1 Regulatory capital ratios are preliminary. For important presentation information, see slide 24. 2 On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting CET1 capital and Tier 1 capital. $ in millions Regulatory Capital – Basel 3 transition to fully phased-in Common equity tier 1 capital (transition) $153,582 $150,922 Adjustments and deductions recognized in Tier 1 capital during transition (10,547) (11,302) Other adjustments and deductions phased in during transition (5,852) (9,474) Common equity tier 1 capital (fully phased-in) $137,183 $130,146 Risk-weighted Assets – As reported to Basel 3 (fully phased-in) As reported risk-weighted assets $1,282,720 $1,282,117 Change in risk-weighted assets from reported to fully phased-in 154,240 165,332 Basel 3 Standardized approach risk-weighted assets (fully phased-in) 1,436,960 1,447,449 Change in risk-weighted assets for advanced models (49,464) (86,234) Basel 3 Advanced approaches risk-weighted assets (fully phased-in) $1,387,496 1,361,215$ Regulatory Capital Ratios Basel 3 Standardized approach common equity tier 1 (transition) 12.0% 11.8 % Basel 3 Standardized approach common equity tier 1 (fully phased-in) 9.5 9.0 Basel 3 Advanced approaches common equity tier 1 (fully phased-in) 9.9 9.6 June 30 2014 March 31 2014 June 30 2014 June 30 2014 March 31 2014 March 31 2014 22 Regulatory Capital Reconciliations 1, 2

Forward-Looking Statements 23 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2013 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the potential negative impacts of the Company’s prior adjustment to its regulatory capital ratios, including without limitation the results of the Federal Reserve's review of the resubmitted Comprehensive Capital Analysis and Review, or the revised capital actions that have been resubmitted to the Federal Reserve; the Company's ability to resolve representations and warranties repurchase claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more counterparties, including monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained; the possibility that the court decision with respect to the BNY Mellon Settlement is overturned on appeal in whole or in part; potential claims, damages, penalties and fines resulting from pending or future litigation and regulatory proceedings, including proceedings instituted by the U.S. Department of Justice, state Attorneys General and other members of the RMBS Working Group of the Financial Fraud Enforcement Task Force concerning mortgage-related matters; the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; the possibility that future claims, damages, penalties and fines may occur in excess of the Company’s recorded liability and estimated range of possible losses for litigation exposures; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; uncertainties related to the timing and pace of Federal Reserve tapering of quantitative easing, and the impact on global interest rates, currency exchange rates, and economic conditions in a number of countries; the possibility of future inquiries or investigations regarding pending or completed foreclosure activities; the possibility that unexpected foreclosure delays could impact the rate of decline of default-related servicing costs; uncertainty regarding timing and the potential impact of regulatory capital and liquidity requirements (including Basel 3); the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company's businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company's actions to mitigate such impacts; the potential impact of implementing and conforming to the Volcker Rule; the potential impact of future derivative regulations; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; reputational damage that may result from negative publicity, fines and penalties from regulatory violations and judicial proceedings; the Company's ability to fully realize the anticipated cost savings in Legacy Assets & Servicing and the anticipated cost savings and benefits from Project New BAC, including in accordance with currently anticipated timeframes; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties with which we do business, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company's fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the Basel 3 rules, assuming all relevant regulatory model approvals, except for the potential reduction to risk-weighted assets resulting from removal of the Comprehensive Risk Measure surcharge. These estimates will evolve over time as the Company's businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The Basel 3 rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the Company's capital ratio would likely be adversely impacted, which in some cases could be significant. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2014 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As part of this process, in the first quarter of 2014, the Company adjusted the amount of capital being allocated to its business segments. This change resulted in a reduction of the unallocated capital, which is reflected in All Other, and an aggregate increase to the amount of capital being allocated to the business segments. Prior periods were not restated. Important Presentation Information 24